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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                December 20, 2002



                          THE GOLDMAN SACHS GROUP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)




              DELAWARE                    NO. 001-14965       NO. 13-4019460
              --------                    -------------       --------------

   (State or other jurisdiction of      (Commission File      (IRS Employer
            incorporation)                  Number)         Identification No.)


                         85 BROAD STREET
                        NEW YORK, NEW YORK                               10004
                        ------------------                               -----

            (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (212) 902-1000

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.


On December 20, 2002, as part of a global settlement involving the leading securities firms operating in the United States, agreements in principle were announced among The Goldman Sachs Group, Inc.'s U.S. broker-dealer subsidiary Goldman, Sachs & Co. ("Goldman Sachs") and the United States Securities and Exchange Commission, the New York Stock Exchange, the National Association of Securities Dealers, the Utah Division of Securities, the New York State Attorney General and the North American Securities Administrators Association (in the case of Utah and NASAA, on behalf of state securities regulators) to resolve their investigations of Goldman Sachs relating to investment research analysts' conflicts of interest. Pursuant to the agreements in principle, Goldman Sachs has agreed, among other things, to (i) pay $50 million in retrospective relief, (ii) contribute $50 million over five years to provide independent third-party research to clients, (iii) contribute $10 million for investor education, and (iv) adopt internal structural and other safeguards to further ensure the integrity of Goldman Sachs investment research. In connection with the agreements, Goldman Sachs will also be adopting restrictions on the allocation of shares in initial public offerings to executives and directors of public companies.





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         SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE GOLDMAN SACHS GROUP, INC.
                                               (Registrant)


Date: December 23, 2002                By:     /s/ Gregory K. Palm
                                               --------------------------------
                                               Name:    Gregory K. Palm
                                               Title:   Executive Vice President
                                                        and General Counsel